                                                                    EXHIBIT 99.8
Eaton Vance Municipals Trust
24 Federal Street
Boston, MA 02110
(617) 482-8260






                                                                October 15, 1992




Eaton Vance Municipals Trust hereby adopts and agrees to become a party to the attached Master Custodian Agreement between the Eaton Vance Group of Funds and Investors Bank & Trust Company on behalf of the series of the Trust listed on the attached
Schedule A.


                                                    EATON VANCE MUNICIPALS TRUST



                                                    BY: /s/ James L. O'Conner
                                                        ----------------------
                                                            Treasurer



Accepted and agreed to:



INVESTORS BANK & TRUST COMPANY



BY: /s/ Henry M. Joyce
    -------------------------
        Title

                                                                    June 7, 1993
                                   Schedule A

EATON VANCE MUNICIPALS TRUST

Eaton Vance Alabama Tax Free Fund
Eaton Vance Arizona Tax Free Fund
Eaton Vance Arkansas Tax Free Fund
Eaton Vance Colorado Tax Free Fund
Eaton Vance Connecticut Tax Free Fund
Eaton Vance Florida Tax Free Fund
Eaton Vance Georgia Tax Free Fund
Eaton Vance Kentucky Tax Free Fund
Eaton Vance Louisiana Tax Free Fund
Eaton Vance Maryland Tax Free Fund
Eaton Vance Massachusetts Tax Free Fund
Eaton Vance Michigan Tax Free Fund
Eaton Vance Minnesota Tax Free Fund
Eaton Vance Mississippi Tax Free Fund
Eaton Vance Missouri Tax Free Fund
Eaton Vance National Municipals Tax Free Fund
Eaton Vance New Jersey Tax Free Fund
Eaton Vance New York Tax Free Fund
Eaton Vance North Carolina Tax Free Fund
Eaton Vance Ohio Tax Free Fund
Eaton Vance Oregon Tax Free Fund
Eaton Vance Pennsylvania Tax Free Fund
Eaton Vance Rhode Island Tax Free Fund
Eaton Vance South Carolina Tax Free Fund
Eaton Vance Tennessee Tax Free Fund
Eaton Vance Texas Tax Free Fund
Eaton Vance Virginia Tax Free Fund
Eaton Vance West Virginia Tax Free Fund
Massachusetts Municipal Bond Portfolio

                                                                  March 21, 1994
                                   Schedule A

EATON VANCE MUNICIPALS TRUST

Classic Funds

EV Classic Alabama Tax Free Fund
EV Classic Arizona Tax Free Fund
EV Classic Arkansas Tax Free Fund
EV Classic Colorado Tax Free Fund
EV Classic Connecticut Tax Free Fund
EV Classic Florida Tax Free Fund
EV Classic Georgia Tax Free Fund
EV Classic Kentucky Tax Free Fund
EV Classic Louisiana Tax Free Fund
EV Classic Maryland Tax Free Fund
EV Classic Massachusetts Tax Free Fund
EV Classic Michigan Tax Free Fund
EV Classic Minnesota Tax Free Fund
EV Classic Mississippi Tax Free Fund
EV Classic Missouri Tax Free Fund
EV Classic National Municipals Fund
EV Classic New Jersey Tax Free Fund
EV Classic New York Tax Free Fund
EV Classic North Carolina Tax Free Fund
EV Classic Ohio Tax Free Fund
EV Classic Oregon Tax Free Fund
EV Classic Pennsylvania Tax Free Fund
EV Classic Rhode Island Tax Free Fund
EV Classic South Carolina Tax Free Fund
EV Classic Tennessee Tax Free Fund
EV Classic Texas Tax Free Fund
EV Classic Virginia Tax Free Fund
EV Classic West Virginia Tax Free Fund

Marathon Funds

EV Marathon Alabama Tax Free Fund
EV Marathon Arizona Tax Free Fund
EV Marathon Arkansas Tax Free Fund
EV Marathon Colorado Tax Free Fund
EV Marathon Connecticut Tax Free Fund
EV Marathon Florida Tax Free Fund
EV Marathon Georgia Tax Free Fund
EV Marathon Kentucky Tax Free Fund
EV Marathon Louisiana Tax Free Fund
EV Marathon Maryland Tax Free Fund
EV Marathon Massachusetts Tax Free Fund
EV Marathon Michigan Tax Free Fund
EV Marathon Minnesota Tax Free Fund
EV Marathon Mississippi Tax Free Fund
EV Marathon Missouri Tax Free Fund
EV Marathon National Municipals Fund
EV Marathon New Jersey Tax Free Fund
EV Marathon New York Tax Free Fund
EV Marathon North Carolina Tax Free Fund
EV Marathon Ohio Tax Free Fund
EV Marathon Oregon Tax Free Fund
EV Marathon Pennsylvania Tax Free Fund
EV Marathon Rhode Island Tax Free Fund
EV Marathon South Carolina Tax Free Fund
EV Marathon Tennessee Tax Free Fund
EV Marathon Texas Tax Free Fund
EV Marathon Virginia Tax Free Fund
EV Marathon West Virginia Tax Free Fund

Traditional Funds

EV Traditional Connecticut Tax Free Fund
EV Traditional Florida Tax Free Fund
EV Traditional National Municipal Fund
EV Traditional New Jersey Tax Free Fund
EV Traditional New York Tax Free Fund
EV Traditional Pennsylvania Tax Free Fund

                                                              September 29, 1995
                                   Schedule A

EATON VANCE MUNICIPALS TRUST

Classic Funds

EV Classic Alabama Tax Free Fund
EV Classic Arizona Tax Free Fund
EV Classic Arkansas Tax Free Fund
EV Classic California Municipals Fund
EV Classic Colorado Tax Free Fund
EV Classic Connecticut Tax Free Fund
EV Classic Florida Tax Free Fund
EV Classic Georgia Tax Free Fund
EV Classic Kentucky Tax Free Fund
EV Classic Louisiana Tax Free Fund
EV Classic Maryland Tax Free Fund
EV Classic Massachusetts Tax Free Fund
EV Classic Michigan Tax Free Fund
EV Classic Minnesota Tax Free Fund
EV Classic Mississippi Tax Free Fund
EV Classic Missouri Tax Free Fund
EV Classic National Municipals Fund
EV Classic New Jersey Tax Free Fund
EV Classic New York Tax Free Fund
EV Classic North Carolina Tax Free Fund
EV Classic Ohio Tax Free Fund
EV Classic Oregon Tax Free Fund
EV Classic Pennsylvania Tax Free Fund
EV Classic Rhode Island Tax Free Fund
EV Classic South Carolina Tax Free Fund
EV Classic Tennessee Tax Free Fund
EV Classic Texas Tax Free Fund
EV Classic Virginia Tax Free Fund
EV Classic West Virginia Tax Free Fund

Marathon Funds

EV Marathon Alabama Tax Free Fund
EV Marathon Arizona Tax Free Fund
EV Marathon Arkansas Tax Free Fund
EV Marathon California Municipals Fund
EV Marathon Colorado Tax Free Fund
EV Marathon Connecticut Tax Free Fund
EV Marathon Florida Tax Free Fund
EV Marathon Georgia Tax Free Fund
EV Marathon Kentucky Tax Free Fund
EV Marathon Louisiana Tax Free Fund
EV Marathon Maryland Tax Free Fund
EV Marathon Massachusetts Tax Free Fund
EV Marathon Michigan Tax Free Fund
EV Marathon Minnesota Tax Free Fund
EV Marathon Mississippi Tax Free Fund
EV Marathon Missouri Tax Free Fund
EV Marathon National Municipals Fund
EV Marathon New Jersey Tax Free Fund
EV Marathon New York Tax Free Fund
EV Marathon North Carolina Tax Free Fund
EV Marathon Ohio Tax Free Fund
EV Marathon Oregon Tax Free Fund
EV Marathon Pennsylvania Tax Free Fund
EV Marathon Rhode Island Tax Free Fund
EV Marathon South Carolina Tax Free Fund
EV Marathon Tennessee Tax Free Fund
EV Marathon Texas Tax Free Fund
EV Marathon Virginia Tax Free Fund
EV Marathon West Virginia Tax Free Fund

Traditional Funds

EV Traditional California Municipals Fund
EV Traditional Connecticut Tax Free Fund
EV Traditional Florida Tax Free Fund
EV Traditional National Municipal Fund
EV Traditional New Jersey Tax Free Fund
EV Traditional New York Tax Free Fund
EV Traditional Pennsylvania Tax Free Fund

                           MASTER CUSTODIAN AGREEMENT

                                    between

                           EATON VANCE GROUP OF FUNDS

                                      and

                         INVESTORS BANK & TRUST COMPANY

                               TABLE OF CONTENTS



1.       Definitions........................................................1-3

2.       Employment of Custodian and Property to be held by it..............3-4

3.       Duties of the Custodian with Respect to
         Property of the Fund.................................................4

         A.  Safekeeping and Holding of Property..............................4

         B.  Delivery of Securities.........................................4-7

         C.  Registration of Securities.......................................7

         D.  Bank Accounts....................................................8

         E.  Payments for Shares of the Fund..................................8

         F.  Investment and Availability of Federal Funds.....................8

         G.  Collections....................................................8-9

         H.  Payment of Fund Moneys........................................9-11

         I.  Liability for Payment in Advance of
             Receipt of Securities Purchased.................................11

         J.  Payments for Repurchases of Redemptions
             of Shares of the Fund........................................11-12

         K.  Appointment of Agents by the Custodian..........................12

         L.  Deposit of Fund Portfolio Securities in Securities Systems...12-14

         M.  Deposit of Fund Commercial Paper in an Approved Book-Entry
             System for Commercial Paper..................................14-16

         N.  Segregated Account..............................................17

         O.  Ownership Certificates for Tax Purposes.........................17

         P.  Proxies.........................................................17

         Q.  Communications Relating to Fund Portfolio Securities............18

         R.  Exercise of Rights;  Tender Offers..............................18

         S.  Depository Receipts.............................................19

         T.  Interest Bearing Call or Time Deposits..........................19

         U.  Options, Futures Contracts and Foreign Currency Transactions 19-21

         V.  Actions Permitted Without Express Authority.....................21

 4.      Duties of Bank with Respect to Books of Account and
         Calculations of Net Asset Value.....................................22

 5.      Records and Miscellaneous Duties....................................22

 6.      Opinion of Fund`s Independent Public Accountants....................23

 7.      Compensation and Expenses of Bank...................................23

 8.      Responsibility of Bank...........................................23-24

 9.      Persons Having Access to Assets of the Fund.........................24

10.      Effective Period, Termination and Amendment; Successor Custodian....25

11.      Interpretive and Additional Provisions..............................26

12.      Notices.............................................................26

13.      Massachusetts Law to Apply..........................................26

14.      Adoption of the Agreement by the Fund...............................26

                           MASTER CUSTODIAN AGREEMENT


         This Agreement is made between each investment company advised by Eaton Vance Management which has adopted this Agreement in the manner provided herein and Investors Bank & Trust Company (hereinafter called "Bank", "Custodian" and "Agent"), a trust company established under the laws of Massachusetts with a principal place of business in Boston, Massachusetts.

         Whereas, each such investment company is registered under the Investment Company Act of 1940 and has appointed the Bank to act as Custodian of its property and to perform certain duties as its Agent, as more fully hereinafter set forth; and

         Whereas, the Bank is willing and able to act as each such investment company's Custodian and Agent, subject to and in accordance with the provisions hereof;

         Now, therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, each such investment company and the Bank agree as follows:

1.       Definitions

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         (a) "Fund" shall mean the investment company which has adopted this Agreement. If the Fund is a Massachusetts business trust, it may in the future establish and designate other separate and distinct series of shares, each of which may be called a "portfolio"; in such case, the term "Fund" shall also refer to each such separate series or portfolio.

         (b) "Board" shall mean the board of directors/trustees/managing general partners/director general partners of the Fund, as the case may be.

         (c) "The Depository Trust Company", a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Fund by the Board.

         (d) "Participants Trust Company", a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Fund by the Board.

         (e) "Approved Clearing Agency" shall mean any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository but only if the Custodian has received a certified copy of a vote of the Board approving such clearing agency as a securities depository for the Fund.

         (f) "Federal Book-Entry System" shall mean the book-entry system referred to in Rule 17f-4(b) under the Investment Company Act of 1940 for United States and federal agency securities (i.e., as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O).

         (g) "Approved Foreign Securities Depository" shall mean a foreign securities depository or clearing agency referred to in rule 17f-4 under the Investment Company Act of 1940 for foreign securities but only if the Custodian has received a certified copy of a vote of the Board approving such depository or clearing agency as a foreign securities depository for the Fund.

         (h) "Approved Book-Entry System for Commercial Paper" shall mean a system maintained by the Custodian or by a subcustodian employed pursuant to
Section 2 hereof for the holding of commercial paper in book-entry form but only if the Custodian has received a certified copy of a vote of the Board approving the participation by the Fund in such system.

         (i) The Custodian shall be deemed to have received "proper instructions" in respect of any of the matters referred to in this Agreement upon receipt of written or facsimile instructions signed by such one or more person or persons as the Board shall have from time to time authorized to give the particular class of instructions in question. Electronic instructions for the purchase and sale of securities which are transmitted by Eaton Vance Management to the Custodian through the Eaton Vance equity trading system and the Eaton Vance fixed income trading system shall be deemed to be proper instructions; the Fund shall cause all such instructions to be confirmed in writing. Different persons may be authorized to give instructions for different purposes. A certified copy of a vote of the Board may be received and accepted by the Custodian as conclusive evidence of the authority of any such person to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms and, where appropriate, may be standing instructions. Unless the vote delegating authority to any person or persons to give a particular class of instructions specifically requires that the approval of any person, persons or committee shall first have been obtained before the Custodian may act on instructions of that class, the Custodian shall be under no obligation to question the right of the person or persons giving such instructions in so doing. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian. Upon receipt of a certificate signed by two officers of the Fund as to the authorization by the President and the Treasurer of the Fund accompanied by a detailed description of the communication procedures approved by the President and the Treasurer of the Fund, "proper instructions" may also include communications effected directly between electromechanical or electronic devices provided that the President and Treasurer of the Fund and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may take cognizance of the provisions of the governing documents and registration statement of the Fund as the same may from time to time be in effect (and votes, resolutions or proceedings of the shareholders or the Board), but, nevertheless, except as otherwise expressly provided herein, the Custodian may assume unless and until notified in writing to the contrary that so-called proper instructions received by it are not in conflict with or in any way contrary to any provisions of such governing documents and registration statement, or votes, resolutions or proceedings of the shareholders or the Board.

2.       Employment of Custodian and Property to be Held by It

         The Fund hereby appoints and employs the Bank as its Custodian and Agent in accordance with and subject to the provisions hereof, and the Bank hereby accepts such appointment and employment. The Fund agrees to deliver to the Custodian all securities, participation interests, cash and other assets owned by it, and all payments of income, payments of principal and capital distributions and adjustments received by it with respect to all securities and participation interests owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held by the Fund and not delivered by the Fund to the Custodian. The Fund will also deliver to the Bank from time to time copies of its currently effective charter (or declaration of trust or partnership agreement, as the case may be), by-laws, prospectus, statement of additional information and distribution agreement with its principal underwriter, together with such resolutions, votes and other proceedings of the Fund as may be necessary for or convenient to the Bank in the performance of its duties hereunder.

         The Custodian may from time to time employ one or more subcustodians to perform such acts and services upon such terms and conditions as shall be approved from time to time by the Board of Directors. Any such subcustodian so employed by the Custodian shall be deemed to be the agent of the Custodian, and the Custodian shall remain primarily responsible for the securities, participation interests, moneys and other property of the Fund held by such subcustodian. Any foreign subcustodian shall be a bank or trust company which is an eligible foreign custodian within the meaning of Rule 17f-5 under the Investment Company Act of 1940, and the foreign custody arrangements shall be approved by the Board of Directors and shall be in accordance with and subject to the provisions of said Rule. For the purposes of this Agreement, any property of the Fund held by any such subcustodian (domestic or foreign) shall be deemed to be held by the Custodian under the terms of this Agreement.

3.       Duties of the Custodian with Respect to Property of the Fund

         A. Safekeeping and Holding of Property The Custodian shall keep safely all property of the Fund and on behalf of the Fund shall from time to time receive delivery of Fund property for safekeeping. The Custodian shall hold, earmark and segregate on its books and records for the account of the Fund all property of the Fund, including all securities, participation interests and other assets of the Fund (1) physically held by the Custodian,
               (2) held by any subcustodian referred to in Section 2 hereof or by any agent referred to in Paragraph K hereof, (3) held by or maintained in The Depository Trust Company or in Participants Trust Company or in an Approved Clearing Agency or in the Federal Book-Entry System or in an Approved Foreign Securities Depository, each of which from time to time is referred to herein as a "Securities System", and (4) held by the Custodian or by any subcustodian referred to in Section 2 hereof and maintained in any Approved Book-Entry System for Commercial Paper.

         B. Delivery of Securities The Custodian shall release and deliver securities or participation interests owned by the Fund held (or deemed to be held) by the Custodian or maintained in a Securities System account or in an Approved Book-Entry System for Commercial Paper account only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                    1) Upon sale of such securities or participation interests for the account of the Fund, but only against receipt of payment therefor; if delivery is made in Boston or New York City, payment therefor shall be made in accordance with generally accepted clearing house procedures or by use of Federal Reserve Wire System procedures; if delivery is made elsewhere payment therefor shall be in accordance with the then current "street delivery" custom or in accordance with such procedures agreed to in writing from time to time by the parties hereto; if the sale is effected through a Securities System, delivery and payment therefor shall be made in accordance with the provisions of Paragraph L hereof; if the sale of commercial paper is to be effected through an Approved Book-Entry System for Commercial Paper, delivery and payment therefor shall be made in accordance with the provisions of Paragraph M hereof; if the securities are to be sold outside the United States, delivery may be made in accordance with procedures agreed to in writing from time to time by the parties hereto; for the purposes of this subparagraph, the term "sale" shall include the disposition of a portfolio security (i) upon the exercise of an option written by the Fund and (ii) upon the failure by the Fund to make a successful bid with respect to a portfolio security, the continued holding of which is contingent upon the making of such a bid;

                    2) Upon the receipt of payment in connection with any repurchase agreement or reverse repurchase agreement relating to such securities and entered into by the Fund;

                    3) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

                    4) To the issuer thereof or its agent when such securities or participation interests are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

                    5) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee of the Custodian or into the name or nominee name of any agent appointed pursuant to Paragraph K hereof or into the name or nominee name of any subcustodian employed pursuant to Section 2 hereof; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities or participation interests are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

                    6) To the broker selling the same for examination in accordance with the "street delivery" custom; provided that the Custodian shall adopt such procedures as the Fund from time to time shall approve to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

                    7) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the Issuer of such securities, or pursuant to provisions for conversion of such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

                    8) In the case of warrants, rights or similar securities, the surrender thereof in connection with the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

                    9) For delivery in connection with any loans of securities made by the Fund (such loans to be made pursuant to the terms of the Fund's current registration statement), but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities; except that in connection with any securities loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of Treasury, the Custodian will not be held liable or responsible for the delivery of securities loaned by the Fund prior to the receipt of such collateral;

                    10) For delivery as security in connection with any borrowings by the Fund requiring a pledge or hypothecation of assets by the Fund (if then permitted under circumstances described in the current registration statement of the Fund), provided, that the securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for that purpose; upon receipt of proper instructions, the Custodian may pay any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                    11) When required for delivery in connection with any redemption or repurchase of Shares of the Fund in accordance with the provisions of Paragraph J hereof;

                    12) For delivery in accordance with the provisions of any agreement between the Custodian (or a subcustodian employed pursuant to Section 2 hereof) and a broker-dealer registered under the Securities Exchange Act of 1934 and, if necessary, the Fund, relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange, or of any similar organization or organizations, regarding deposit or escrow or other arrangements in connection with options transactions by the Fund;

                    13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian (or a subcustodian employed pursuant to Section 2 hereof), and a futures commissions merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or of any contract market or commodities exchange or similar organization, regarding futures margin account deposits or payments in connection with futures transactions by the Fund;

                    14) For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a vote of the Board specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

         C. Registration of Securities Securities held by the Custodian (other than bearer securities) for the account of the Fund shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian, or in the name or nominee name of any agent appointed pursuant to Paragraph K hereof, or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, or in the name or nominee name of The Depository Trust Company or Participants Trust Company or Approved Clearing Agency or Federal Book-Entry System or Approved Book-Entry System for Commercial Paper; provided, that securities are held in an account of the Custodian or of such agent or of such subcustodian containing only assets of the Fund or only assets held by the Custodian or such agent or such subcustodian as a custodian or subcustodian or in a fiduciary capacity for customers. All certificates for securities accepted by the Custodian or any such agent or subcustodian on behalf of the Fund shall be in "street" or other good delivery form or shall be returned to the selling broker or dealer who shall be advised of the reason thereof.

         D. Bank Accounts The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting in pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as the Custodian may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved in writing by two officers of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be subject to withdrawal only by the Custodian in that capacity.

         E. Payment for Shares of the Fund The Custodian shall make appropriate arrangements with the Transfer Agent and the principal underwriter of the Fund to enable the Custodian to make certain it promptly receives the cash or other consideration due to the Fund for such new or treasury Shares as may be issued or sold from time to time by the Fund, in accordance with the governing documents and offering prospectus and statement of additional information of the Fund. The Custodian will provide prompt notification to the Fund of any receipt by it of payments for Shares of the Fund.

         F. Investment and Availability of Federal Funds Upon agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties,

                    1) invest in such securities and instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Fund; and

                    2) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

         G. Collections The Custodian shall promptly collect all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall promptly collect all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account.

               The Custodian shall do all things necessary and proper in connection with such prompt collections and, without limiting the generality of the foregoing, the Custodian shall

                    1) Present for payment all coupons and other income items requiring presentations;

                    2) Present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable;

                    3) Endorse and deposit for collection, in the name of the Fund, checks, drafts or other negotiable instruments;

                    4) Credit income from securities maintained in a Securities System or in an Approved Book-Entry System for Commercial Paper at the time funds become available to the Custodian; in the case of securities maintained in The Depository Trust Company funds shall be deemed available to the Fund not later than the opening of business on the first business day after receipt of such funds by the Custodian.

               The Custodian shall notify the Fund as soon as reasonably practicable whenever income due on any security is not promptly collected. In any case in which the Custodian does not receive any due and unpaid income after it has made demand for the same, it shall immediately so notify the Fund in writing, enclosing copies of any demand letter, any written response thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from the Fund; the Custodian shall in no case have any liability for any nonpayment of such income provided the Custodian meets the standard of care set forth in Section 8 hereof. The Custodian shall not be obligated to take legal action for collection unless and until reasonably indemnified to its satisfaction.

               The Custodian shall also receive and collect all stock dividends, rights and other items of like nature, and deal with the same pursuant to proper instructions relative thereto.


         H. Payment of Fund Moneys Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

                    1) Upon the purchase of securities, participation interests, options, futures contracts, forward contracts and options on futures contracts purchased for the account of the Fund but only (a) against the receipt of

                            (i) such securities registered as provided in Paragraph C hereof or in proper form for transfer or

                            (ii) detailed instructions signed by an officer of the Fund regarding the participation interests to be purchased or

                            (iii) written confirmation of the purchase by the Fund of the options, futures contracts, forward contracts or options on futures contracts by the Custodian (or by a subcustodian employed pursuant to Section 2 hereof or by a clearing corporation of a national securities exchange of which the Custodian is a member or by any bank, banking institution or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940 to act as a custodian and which has been designated by the Custodian as its agent for this purpose or by the agent specifically designated in such instructions as representing the purchasers of a new issue of privately placed securities); (b) in the case of a purchase effected through a Securities System, upon receipt of the securities by the Securities System in accordance with the conditions set forth in Paragraph L hereof; (c) in the case of a purchase of commercial paper effected through an Approved Book-Entry System for Commercial Paper, upon receipt of the paper by the Custodian or subcustodian in accordance with the conditions set forth in Paragraph M hereof; (d) in the case of repurchase agreements entered into between the Fund and another bank or a broker-dealer, against receipt by the Custodian of the securities underlying the repurchase agreement either in certificate form or through an entry crediting the Custodian's segregated, non-proprietary account at the Federal Reserve Bank of Boston with such securities along with written evidence of the agreement by the bank or broker-dealer to repurchase such securities from the Fund; or (e) with respect to securities purchased outside of the United States, in accordance with written procedures agreed to from time to time in writing by the parties hereto;

                    2) When required in connection with the conversion, exchange or surrender of securities owned by the Fund as set forth in Paragraph B hereof;

                    3) When required for the redemption or repurchase of Shares of the Fund in accordance with the provisions of Paragraph J hereof;

                    4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: advisory fees, distribution plan payments, interest, taxes, management compensation and expenses, accounting, transfer agent and legal fees, and other operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                    5) For the payment of any dividends or other distributions to holders of Shares declared or authorized by the Board; and

                    6) For any other proper corporate purpose, but only upon receipt of, in addition to proper instructions, a certified copy of a vote of the Board, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

         I. Liability for Payment in Advance of Receipt of Securities Purchased In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions signed by two officers of the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian; except that in the case of a repurchase agreement entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of (i) the securities in certificate form subject to such repurchase agreement or (ii) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or (iii) the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry and the written repurchase agreement is received by the Custodian in due course; and except that if the securities are to be purchased outside the United States, payment may be made in accordance with procedures agreed to in writing from time to time by the parties hereto.

         J. Payments for Repurchases or Redemptions of Shares of the Fund From such funds as may be available for the purpose, but subject to any applicable votes of the Board and the current redemption and repurchase procedures of the Fund, the Custodian shall, upon receipt of written instructions from the Fund or from the Fund's transfer agent or from the principal underwriter, make funds and/or portfolio securities available for payment to holders of Shares who have caused their Shares to be redeemed or repurchased by the Fund or for the Fund`s account by its transfer agent or principal underwriter.

               The Custodian may maintain a special checking account upon which special checks may be drawn by shareholders of the Fund holding Shares for which certificates have not been issued. Such checking account and such special checks shall be subject to such rules and regulations as the Custodian and the Fund may from time to time adopt. The Custodian or the Fund may suspend or terminate use of such checking account or such special checks (either generally or for one or more shareholders) at any time. The Custodian and the Fund shall notify the other immediately of any such suspension or termination.

         K. Appointment of Agents by the Custodian The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company (provided such bank or trust company is itself qualified under the Investment Company Act of 1940 to act as a custodian or is itself an eligible foreign custodian within the meaning of Rule 17f-5 under said
               Act) as the agent of the Custodian to carry out such of the duties and functions of the Custodian described in this Section 3 as the Custodian may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder, and as between the Fund and the Custodian the Custodian shall be fully responsible for the acts and omissions of any such agent. For the purposes of this Agreement, any property of the Fund held by any such agent shall be deemed to be held by the Custodian hereunder.

         L. Deposit of Fund Portfolio Securities in Securities Systems The Custodian may deposit and/or maintain securities owned by the Fund

                    (1)  in The Depository Trust Company;

                    (2)  in Participants Trust Company;

                    (3)  in any other Approved Clearing Agency;

                    (4)  in the Federal Book-Entry System; or

                    (5)  in an Approved Foreign Securities Depository

               in each case only in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, and at all times subject to the following provisions:

                    (a) The Custodian may (either directly or through one or
               more subcustodians employed pursuant to Section 2 keep securities of the Fund in a Securities System provided that such securities are maintained in a non-proprietary account ("Account") of the Custodian or such subcustodian in the Securities System which shall not include any assets of the Custodian or such subcustodian or any other person other than assets held by the Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

                    (b) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund, and the Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Fund's holdings maintained in each such Securities System.

                    (c) The Custodian shall pay for securities purchased in
               book-entry form for the account of the Fund only upon (i) receipt of notice or advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of any entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund only upon (i) receipt of notice or advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all notices or advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be promptly provided to the Fund at its request. The Custodian shall promptly send to the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice of each such transaction, and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day.

                    (d) The Custodian shall promptly send to the Fund any report or other communication received or obtained by the Custodian relating to the Securities System's accounting system, system of internal accounting controls or procedures for safeguarding securities deposited in the Securities System; the Custodian shall promptly send to the Fund any report or other communication relating to the Custodian's internal accounting controls and procedures for safeguarding securities deposited in any Securities System; and the Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to Section 2 hereof shall promptly send to the Fund and to the Custodian any report or other communication relating to such agent's or subcustodian's internal accounting controls and procedures for safeguarding securities deposited in any Securities System. The Custodian's books and records relating to the Fund's participation in each Securities System will at all times during regular business hours be open to the inspection of the Fund's authorized officers, employees or agents.

                    (e) The Custodian shall not act under this Paragraph L in
               the absence of receipt of a certificate of an officer of the Fund that the Board has approved the use of a particular Securities System; the Custodian shall also obtain appropriate assurance from the officers of the Fund that the Board has annually reviewed the continued use by the Fund of each Securities System, and the Fund shall promptly notify the Custodian if the use of a Securities System is to be discontinued; at the request of the Fund, the Custodian will terminate the use of any such Securities System as promptly as practicable.

                    (f) Anything to the contrary in this Agreement
               notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against the Securities System or any other person; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

         M. Deposit of Fund Commercial Paper in an Approved Book-Entry System for Commercial Paper Upon receipt of proper instructions with respect to each issue of direct issue commercial paper purchased by the Fund, the Custodian may deposit and/or maintain direct issue commercial paper owned by the Fund in any Approved Book-Entry System for Commercial Paper, in each case only in accordance with applicable Securities and Exchange Commission rules, regulations, and no-action correspondence, and at all times subject to the following provisions:

                    (a) The Custodian may (either directly or through one or
               more subcustodians employed pursuant to Section 2) keep commercial paper of the Fund in an Approved Book-Entry System for Commercial Paper, provided that such paper is issued in book entry form by the Custodian or subcustodian on behalf of an issuer with which the Custodian or subcustodian has entered into a book-entry agreement and provided further that such paper is maintained in a non-proprietary account ("Account") of the Custodian or such subcustodian in an Approved Book-Entry System for Commercial Paper which shall not include any assets of the Custodian or such subcustodian or any other person other than assets held by the Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

                    (b) The records of the Custodian with respect to commercial paper of the Fund which is maintained in an Approved Book-Entry System for Commercial Paper shall identify by book-entry each specific issue of commercial paper purchased by the Fund which is included in the System and shall at all times during regular business hours be open for inspection by authorized officers, employees or agents of the Fund. The Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Fund's holdings of commercial paper maintained in each such System.

                    (c) The Custodian shall pay for commercial paper purchased in book-entry form for the account of the Fund only upon contemporaneous (i) receipt of notice or advice from the issuer that such paper has been issued, sold and transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such purchase, payment and transfer for the account of the Fund. The Custodian shall transfer such commercial paper which is sold or cancel such commercial paper which is redeemed for the account of the Fund only upon contemporaneous
               (i) receipt of notice or advice that payment for such paper has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer or redemption and payment for the account of the Fund. Copies of all notices, advices and confirmations of transfers of commercial paper for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be promptly provided to the Fund at its request. The Custodian shall promptly send to the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice of each such transaction, and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the System for the account of the Fund on the next business day.

                    (d) The Custodian shall promptly send to the Fund any report or other communication received or obtained by the Custodian relating to each System's accounting system, system of internal accounting controls or procedures for safeguarding commercial paper deposited in the System; the Custodian shall promptly send to the Fund any report or other communication relating to the Custodian's internal accounting controls and procedures for safeguarding commercial paper deposited in any Approved Book-Entry System for Commercial Paper; and the Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to Section 2 hereof shall promptly send to the Fund and to the Custodian any report or other communication relating to such agent's or subcustodian's internal accounting controls and procedures for safeguarding securities deposited in any Approved Book-Entry System for Commercial Paper.

                    (e) The Custodian shall not act under this Paragraph M in
               the absence of receipt of a certificate of an officer of the Fund that the Board has approved the use of a particular Approved Book-Entry System for Commercial Paper; the Custodian shall also obtain appropriate assurance from the officers of the Fund that the Board has annually reviewed the continued use by the Fund of each Approved Book-Entry System for Commercial Paper, and the Fund shall promptly notify the Custodian if the use of an Approved Book-Entry System for Commercial Paper is to be discontinued; at the request of the Fund, the Custodian will terminate the use of any such System as promptly as practicable.

                    (f) The Custodian (or subcustodian, if the Approved
               Book-Entry System for Commercial Paper is maintained by the subcustodian) shall issue physical commercial paper or promissory notes whenever requested to do so by the Fund or in the event of an electronic system failure which impedes issuance, transfer or custody of direct issue commercial paper by book-entry.

                    (g) Anything to the contrary in this Agreement
               notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of any Approved Book-Entry System for Commercial Paper by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against the System, the issuer of the commercial paper or any other person; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the System, the issuer of the commercial paper or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

           N. Segregated Account The Custodian shall upon receipt of proper instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Paragraph L hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and any registered broker-dealer (or any futures commission merchant), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of the Commodity Futures Trading Commission or of any contract market or commodities exchange), or of any similar organization or organizations, regarding escrow or deposit or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or U.S. Government securities in connection with options purchased, sold or written by the Fund or futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper purposes, but only, in the case of clause (iv), upon receipt of, in addition to proper instructions, a certificate signed by two officers of the Fund, setting forth the purpose such segregated account and declaring such purpose to be a proper purpose.

         O. Ownership Certificates for Tax Purposes The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

         P. Proxies The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly delivered to the Fund all forms of proxies and all notices of meetings and any other notices or announcements or other written information affecting or relating to the securities, and upon receipt of proper instructions shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of the securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

         Q. Communications Relating to Fund Portfolio Securities The Custodian shall deliver promptly to the Fund all written information (including, without limitation, pendency of call and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers and other persons relating to the securities and participation interests being held for the Fund. With respect to tender or exchange offers, the Custodian shall deliver promptly to the Fund all written information received by the Custodian from issuers and other persons relating to the securities and participation interests whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

         R. Exercise of Rights; Tender Offers In the case of tender offers, similar offers to purchase or exercise rights (including, without limitation, pendency of calls and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options and the maturity of futures contracts) affecting or relating to securities and participation interests held by the Custodian under this Agreement, the Custodian shall have responsibility for promptly notifying the Fund of all such offers in accordance with the standard of reasonable care set forth in Section 8 hereof. For all such offers for which the Custodian is responsible as provided in this Paragraph R, the Fund shall have responsibility for providing the Custodian with all necessary instructions in timely fashion. Upon receipt of proper instructions, the Custodian shall timely deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof. Upon receipt of proper instructions, the Custodian shall timely deposit securities upon invitations for tenders of securities upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the consideration to be paid or delivered or the tendered securities are to be returned to the Custodian or subcustodian employed pursuant to
               Section 2 hereof. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary by proper instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall thereafter promptly notify the Fund in writing of such action.

         S. Depository Receipts The Custodian shall, upon receipt of proper instructions, surrender or cause to be surrendered foreign securities to the depository used by an issuer of American Depository Receipts or International Depository Receipts (hereinafter collectively referred to as "ADRs") for such securities, against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depository has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of a nominee of the Custodian or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, for delivery to the Custodian or such subcustodian at such place as the Custodian or such subcustodian may from time to time designate. The Custodian shall, upon receipt of proper instructions, surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian or to a subcustodian employed pursuant to Section 2 hereof.

         T. Interest Bearing Call or Time Deposits The Custodian shall, upon receipt of proper instructions, place interest bearing fixed term and call deposits with the banking department of such banking institution (other than the Custodian) and in such amounts as the Fund may designate. Deposits may be denominated in U.S. Dollars or other currencies. The Custodian shall include in its records with respect to the assets of the Fund appropriate notation as to the amount and currency of each such deposit, the accepting banking institution and other appropriate details and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the banking institution. Such deposits shall be deemed portfolio securities of the applicable Fund for the purposes of this Agreement, and the Custodian shall be responsible for the collection of income from such accounts and the transmission of cash to and from such accounts.

         U.    Options, Futures Contracts and Foreign Currency Transactions

                    1. Options. The Custodians shall, upon receipt of proper instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, the Fund, relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization or organizations, receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index or other financial instrument or index by the Fund; deposit and maintain in a segregated account for each Fund separately, either physically or by book-entry in a Securities System, securities subject to a covered call option written by the Fund; and release and/or transfer such securities or other assets only in accordance with a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by the Options Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions. The Custodian and the broker-dealer shall be responsible for the sufficiency of assets held in each Fund's segregated account in compliance with applicable margin maintenance requirements.

                    2. Futures Contracts The Custodian shall, upon receipt of proper instructions, receive and retain confirmations and other documents, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; deposit and maintain in a segregated account, for the benefit of any futures commission merchant, assets designated by the Fund as initial, maintenance or variation "margin" deposits (including mark-to-market payments) intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by Fund, in accordance with the provisions of any agreement or agreements among the Fund, the Custodian and such futures commission merchant, designed to comply with the rules of the Commodity Futures Trading Commission and/or of any contract market or commodities exchange or similar organization regarding such margin deposits or payments; and release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules. The Custodian and the futures commission merchant shall be responsible for the sufficiency of assets held in the segregated account in compliance with the applicable margin maintenance and mark-to-market payment requirements.

                    3. Foreign Exchange Transactions The Custodian shall, pursuant to proper instructions, enter into or cause a subcustodian to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund. Such transactions may be undertaken by the Custodian or subcustodian with such banking or financial institutions or other currency brokers, as set forth in proper instructions. Foreign exchange contracts and options shall be deemed to be portfolio securities of the Fund; and accordingly, the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund. The Custodian shall be responsible for the transmittal to and receipt of cash from the currency broker or banking or financial institution with which the contract or option is made, the maintenance of proper records with respect to the transaction and the maintenance of any segregated account required in connection with the transaction. The Custodian shall have no duty with respect to the selection of the currency brokers or banking or financial institutions with which the Fund deals or for their failure to comply with the terms of any contract or option. Without limiting the foregoing, it is agreed that upon receipt of proper instructions and insofar as funds are made available to the Custodian for the purpose, the Custodian may (if determined necessary by the Custodian to consummate a particular transaction on behalf and for the account of the Fund) make free outgoing payments of cash in the form of U.S. dollars or foreign currency before receiving confirmation of a foreign exchange contract or confirmation that the countervalue currency completing the foreign exchange contact has been delivered or received. The Custodian shall not be responsible for any costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange; provided that the Custodian shall nevertheless be held to the standard of care set forth in, and shall be liable to the Fund in accordance with, the provisions of
                    Section 8.

         V. Actions Permitted Without Express Authority The Custodian may in its discretion, without express authority from the Fund:

                    1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided, that all such payments shall be accounted for by the Custodian to the Treasurer of the Fund;

                    2) surrender securities in temporary form for securities in definitive form;

                    3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

                    4) in general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Fund.

4. Duties of Bank with Respect to Books of Account and Calculations of Net Asset Value

         The Bank shall as Agent (or as Custodian, as the case may be) keep such books of account (including records showing the adjusted tax costs of the Fund's portfolio securities) and render as at the close of business on each day a detailed statement of the amounts received or paid out and of securities received or delivered for the account of the Fund during said day and such other statements, including a daily trial balance and inventory of the Fund's portfolio securities; and shall furnish such other financial information and data as from time to time requested by the Treasurer or any executive officer of the Fund; and shall compute and determine, as of the close of business of the New York Stock Exchange, or at such other time or times as the Board may determine, the net asset value of a Share in the Fund, such computation and determination to be made in accordance with the governing documents of the Fund and the votes and instructions of the Board at the time in force and applicable, and promptly notify the Fund and its investment adviser and such other persons as the Fund may request of the result of such computation and determination. In computing the net asset value the Custodian may rely upon security quotations received by telephone or otherwise from sources or pricing services designated by the Fund by proper instructions, and may further rely upon information furnished to it by any authorized officer of the Fund relative (a) to liabilities of the Fund not appearing on its books of account, (b) to the existence, status and proper treatment of any reserve or reserves, (c) to any procedures established by the Board regarding the valuation of portfolio securities, and (d) to the value to be assigned to any bond, note, debenture, Treasury bill, repurchase agreement, subscription right, security, participation interests or other asset or property for which market quotations are not readily available.

5.       Records and Miscellaneous Duties

         The Bank shall create, maintain and preserve all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All books of account and records maintained by the Bank in connection with the performance of its duties under this Agreement shall be the property of the Fund, shall at all times during the regular business hours of the Bank be open for inspection by authorized officers, employees or agents of the Fund, and in the event of termination of this Agreement shall be delivered to the Fund or to such other person or persons as shall be designated by the Fund. Disposition of any account or record after any required period of preservation shall be only in accordance with specific instructions received from the Fund. The Bank shall assist generally in the preparation of reports to shareholders, to the Securities and Exchange Commission, including Forms N-SAR and N-1Q, to state "blue sky" authorities and to others, audits of accounts, and other ministerial matters of like nature; and, upon request, shall furnish the Fund's auditors with an attested inventory of securities held with appropriate information as to securities in transit or in the process of purchase or sale and with such other information as said auditors may from time to time request. The Custodian shall also maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic verifications (including sampling counts at the Custodian) of certificates representing bonds and other securities for which it is responsible under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. The Bank shall not disclose or use any books or records it has prepared or maintained by reason of this Agreement in any manner except as expressly authorized herein or directed by the Fund, and the Bank shall keep confidential any information obtained by reason of this Agreement.

6.       Opinion of Fund's Independent Public Accountants

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to enable the Fund to obtain from year to year favorable opinions from the Fund's independent public accountants with respect to its activities hereunder in connection with the preparation of the Fund's registration statement and Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

7.       Compensation and Expenses of Bank

         The Bank shall be entitled to reasonable compensation for its services as Custodian and Agent, as agreed upon from time to time between the Fund and the Bank. The Bank shall be entitled to receive from the Fund on demand reimbursement for its cash disbursements, expenses and charges, including counsel fees, in connection with its duties as Custodian and Agent hereunder, but excluding salaries and usual overhead expenses.

8.       Responsibility of Bank

         So long as and to the extent that it is in the exercise of reasonable care, the Bank as Custodian and Agent shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

         The Bank as Custodian and Agent shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Bank as Custodian and Agent shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or failures to act. Notwithstanding the foregoing, nothing contained in this paragraph is intended to nor shall it be construed to modify the standards of care and responsibility set forth in Section 2 hereof with respect to subcustodians and in subparagraph f of Paragraph L of Section 3 hereof with respect to Securities Systems and in subparagraph g of Paragraph M of Section 3 hereof with respect to an Approved Book-Entry System for Commercial Paper.

         The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to subcustodians generally in Section 2 hereof, provided that, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody of any securities or cash of the Fund in a foreign county including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, revolution, military or usurped powers, nuclear fission, fusion or radiation, earthquake, storm or other disturbance of nature or acts of God.

         If the Fund requires the Bank in any capacity to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Bank, result in the Bank or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

9.       Persons Having Access to Assets of the Fund

         (i) No trustee, director, general partner, officer, employee or agent of the Fund shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer or director, employee or agent of the Custodian who holds any similar position with the Fund or the investment adviser of the Fund shall have access to the assets of the Fund.

         (ii) Access to assets of the Fund held hereunder shall only be available to duly authorized officers, employees, representatives or agents of the Custodian or other persons or entities for whose actions the Custodian shall be responsible to the extent permitted hereunder, or to the Fund's independent public accountants in connection with their auditing duties performed on behalf of the Fund.

         (iii) Nothing in this Section 9 shall prohibit any officer, employee or agent of the Fund or of the investment adviser of the Fund from giving instructions to the Custodian or executing a certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph
(i) of this Section 9.

10.      Effective Period, Termination and Amendment; Successor Custodian

         This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that the Fund may at any time by action of its Board, (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Federal Deposit Insurance Corporation or by the Banking Commissioner of The Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

         Unless the holders of a majority of the outstanding Shares of the Fund vote to have the securities, funds and other properties held hereunder delivered and paid over to some other bank or trust company, specified in the vote, having not less than $2,000,000 of aggregate capital, surplus and undivided profits, as shown by its last published report, and meeting such other qualifications for custodians set forth in the Investment Company Act of 1940, the Board shall, forthwith, upon giving or receiving notice of termination of this Agreement, appoint as successor custodian, a bank or trust company having such qualifications. The Bank, as Custodian, Agent or otherwise, shall, upon termination of the Agreement, deliver to such successor custodian, all securities then held hereunder and all funds or other properties of the Fund deposited with or held by the Bank hereunder and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. In the event that no such vote has been adopted by the shareholders and that no written order designating a successor custodian shall have been delivered to the Bank on or before the date when such termination shall become effective, then the Bank shall not deliver the securities, funds and other properties of the Fund to the Fund but shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, all funds, securities and properties of the Fund held by or deposited with the Bank, and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. Thereafter such bank or trust company shall be the successor of the Custodian under this Agreement.

11.      Interpretive and Additional Provisions

         In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing instruments of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

12.      Notices

         Notices and other writings delivered or mailed postage prepaid to the Fund addressed to 24 Federal Street, Boston, Massachusetts 02110, or to such other address as the Fund may have designated to the Bank, in writing, or to Investors Bank & Trust Company, 24 Federal Street, Boston, Massachusetts 02110, shall be deemed to have been properly delivered or given hereunder to the respective addressees.

13.      Massachusetts Law to Apply

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

         If the Fund is a Massachusetts business trust, the Custodian expressly acknowledges the provision in the Fund's declaration of Trust limiting the personal liability of the trustees and shareholders of the Fund; and the Custodian agrees that it shall have recourse only to the assets of the Fund for the payment of claims or obligations as between the Custodian and the Fund arising out of this Agreement, and the Custodian shall not seek satisfaction of any such claim or obligation from the trustees or shareholders of the Fund.

14.      Adoption of the Agreement by the Fund

         The Fund represents that its Board has approved this Agreement and has duly authorized the Fund to adopt this Agreement, such adoption to be evidenced by a letter agreement between the Fund and the Bank reflecting such adoption, which letter agreement shall be dated and signed by a duly authorized officer of the Fund and duly authorized officer of the Bank. This Agreement shall be deemed to be duly executed and delivered by each of the parties in its name and behalf by its duly authorized officer as of the date of such letter agreement, and this Agreement shall be deemed to supersede and terminate, as of the date of such letter agreement, all prior agreements between the Fund and the Bank relating to the custody of the Fund's assets.


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